EXHIBIT 16


              [LETTERHEAD OF MICHAEL J. BONGIOVANNI, C.P.A., P.A.]

April 9, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:	Beautymerchant.com Inc. (the "Company")

Commissioners:

We have read the statements made by Beautymerchant.com, Inc., which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8- report dated April 2, 1999. We agree with the statements concerning our Firm in such Form 8-K; however, we have no basis to agree or disagree with the Company's statements regarding
Perrella & Associates, P.A..

Very truly yours,



______________________________
Michael J. Bongiovanni, C.P.A., P.A.